Exhibit 10.1

AMENDMENT TO THE

ROYAL CARIBBEAN CRUISES LTD.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

WHEREAS, Royal Caribbean Cruises Ltd. (the “Company”) currently maintains the Royal Caribbean Cruises Ltd. Supplemental Executive Retirement Plan (the “Plan”); and

WHEREAS, the Plan reserves to the Board of Directors (the “Board”) the authority to amend the Plan; and

WHEREAS, the Company has determined that it is desirable to amend the Plan to (i) reflect the new contribution formula under the Royal Caribbean Cruises Ltd. et al Retirement Plan effective January 1, 2009; and (ii) eliminate the compensation cap limitations imposed by section 401(a)(17) of the Internal Revenue Code for determining benefits under the Plan effective January 1, 2009.

NOW, THEREFORE, IT IS RESOLVED that, the Plan is hereby revised, effective January 1, 2009, in the following particulars:

1.	Article 3 is amended to read as follows:

ARTICLE 3

PLAN BENEFITS AND VESTING

3.1

Plan Benefits. The purpose of the Plan is to provide Participants with the Company contributions that they would have received under the Retirement Plan, but for the reductions contained in section 401(a)(17) of the Code beginning January 1, 1994. The IRS is expected to issue an indexed maximum compensation rate under section 401(a)(17) of the Code, determined without regard to the reduction to $150,000 through 1996, on account of a grandfather provision for collectively bargained plans. For instance, this amount in 1994 is $242,280 for collectively bargained plans. As indexed, this amount shall be referred to as the “Grandfathered Limit”. Effective January 1, 2009, the Plan will provide Participants with the Company profit sharing contributions that they would have received under the Retirement Plan, but for the reductions contained in section 401(a)(17) of the Code.

Effective with the Plan Year that begins January 1, 1994, the Plan benefit for each Participant equals the difference between the Company contribution that would have been provided for that Participant under the Retirement Plan had the compensation limit under section 401(a)(17) of the Code continued to be adjusted without regard to the reduction to $150,000 beginning in January 1994, and the actual Company contribution provided under the Retirement Plan for that Participant.

The Plan shall use the Grandfathered Limit for purposes of determining the benefit under the Plan. When the IRS no longer publishes the Grandfathered Limit, then the maximum compensation in each year thereafter under the Plan shall be determined by multiplying the compensation limit under the Retirement Plan for any year by a fraction, the numerator of which is the Grandfathered Limit and the denominator of which is the section 401(a)(17) limit under the Retirement Plan, both determined as of the last year in which the IRS publishes the Grandfathered Limit.

Thus, for instance, the benefit to be accrued under the Plan for 1994 for a Participant with Compensation equaling or exceeding $242,280 will equal the difference between $242,280 (the 1994 Grandfathered Limit) and $150,000 (the 1994 401(a)(17) limit mandated by OBRA 93) times the Participant’s applicable contribution level under the Retirement Plan (8 to 12 percent depending on the Participant’s years of service with the Company). If the IRS ceases issuing the Grandfathered Limit after 1996, and in 1996, the Grandfathered Limit is $250,000 and the 401(a)(17) limit is $170,000, then the ratio to be used thereafter is 1.666 percent (250,000/150,000) of the section 401(a)(17) limit in effect each Plan Year. If in 1997, the 401(a)(17) limit is $160,000, then the Plan’s maximum compensation will be $266,560 (1.666 times $160,000).

Effective with the Plan Year that begins January 1, 2009, the Plan benefit for each Participant shall equal the difference between the amount of the Company profit sharing contribution that such Participant received under the Retirement Plan taking into consideration the Participant’s Compensation times 6 to 10 percent (depending on the Participant’s years of service with the Company) for a Participant hired before January 1, 2009, or 3 to 5 percent (depending on the Participant’s years of service with the Company) for a Participant hired after December 31, 2008, and the amount that the Participant would have received under the Retirement Plan without regard to the compensation cap limitations imposed under section 401(a)(17) of the Code.

IN WITNESS WHEREOF , this Amendment is being executed as of the 12th day of September, 2008.

ROYAL CARIBBEAN CRUISES LTD.

Attest: /s/ Bradley H. Stein___________	By: /s/ Maria R. Del Busto____________
Bradley H. Stein	Maria R. Del Busto
Vice President, General Counsel/	Vice President and Global Chief
Secretary	Human Resources Officer